SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for  Use  of  the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[X] Definitive  Proxy  Statement
[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12.


                               VASOMEDICAL, INC.
                (Name of Registrant as Specified in its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:


[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     (3)  Filing Party:

          ----------------------------------------------------------------------
     (4)  Date Filed:

                               VASOMEDICAL, INC.
                                ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                October 30, 2003
                                ---------------

To our Stockholders:

     An annual meeting of stockholders will be held at the Griffis Faculty Club, Weill Cornell Medical College, 521 East 68th Street, New York, New York 10021 on Thursday, October 30, 2003 beginning at 10:00 a.m. At the meeting, you will be asked to vote on the following matters:

     1.   Election of five directors.

     2.   Ratification  of the  appointment  by the Board of  Directors of Grant
          Thornton LLP as our independent certified public accountants for fiscal year 2004.

     3.   Any other matters that properly come before the meeting.

     The above matters are set forth in the proxy statement attached to this notice to which your attention is directed.

     If you are a stockholder of record at the close of business on September 2, 2003, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to stockholders on or about September 15, 2003.

                                   By Order of the Board of Directors,

                                              GREGORY D. CASH
                                  Chief Executive Officer and President

Dated:  September 22, 2003
        Westbury, New York


     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PRE-ADDRESSED POSTAGE-PAID ENVELOPE AS DESCRIBED ON THE ENCLOSED PROXY CARD. YOUR PROXY, GIVEN THROUGH THE RETURN OF THE ENCLOSED PROXY CARD, MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING, FILING A WRITTEN NOTICE OF REVOCATION WITH THE SECRETARY OF THE MEETING AND VOTING IN PERSON.

                               VASOMEDICAL, INC.
                               180 Linden Avenue
                          Westbury, New York 11590 USA
                                ---------------

                                PROXY STATEMENT
                                ---------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           Thursday, October 30, 2003
                                ---------------

     Our Annual Meeting of Stockholders will be held on Thursday, October 30, 2003 at the Griffis Faculty Club, Weill Cornell Medical College, 521 East 68th Street, New York, New York 10021 at 10:00 a.m. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting.

                               ABOUT THE MEETING

What is being considered at the meeting?

          You will be voting on the following:

     --   election of five directors;
     -- ratification of the appointment of our independent certified public accountants.

In addition, our management will report on our performance during fiscal 2003 and respond to your questions.

Who is entitled to vote at the meeting?

     You may vote if you owned stock as of the close of business on September 2, 2003. Each share of stock is entitled to one vote.

How do I vote?

        You can vote in two ways:

     --   by attending the meeting or
     --   by completing, signing and returning the enclosed proxy card.

Can I change my mind after I vote?

     Yes, you may change your mind at any time before the vote is taken at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting or filing with our corporate secretary a written notice revoking your proxy, or (2) voting again at the meeting.

What if I return my proxy card but do not include voting instructions?

        Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominee directors and FOR the appointment of our independent certified public accountants.

What does it mean if I receive more than one proxy card?

     It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Co. (718) 921-8200.

Will my shares be voted if I do not provide my proxy?

     If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy. Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote customers' unvoted shares on certain
"routine" matters, including the election of directors. When a brokerage firm votes its customer's unvoted shares, these shares are counted for purposes of establishing a quorum. At our meeting, these shares will be counted as voted by the brokerage firm in the election of directors and appointment of our independent certified public accountants.

How many votes must be present to hold the meeting?

     Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares as of September 2, 2003 must be present at the meeting. This is referred to as a quorum. On September 2, 2003, there were 57,827,690 shares outstanding and entitled to vote.

What vote is required to approve each item?

     The affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of the election of directors and the appointment of our independent certified public accountants. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.






     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following information, including stock ownership, is submitted with respect to our directors, the executive officers listed in the Summary
Compensation Table, all current executive officers and directors as a group, and, based solely on filings with the Securities and Exchange Commission, except as otherwise indicated, for each holder of more than five percent of the outstanding shares of our common stock as of the Record Date.

                                   Common Stock                 % of Outstanding
Name of Beneficial Owner           Beneficially Owned (1)(2)(3)      Shares
------------------------           ---------------------------  ----------------
Alexander G. Bearn, MD                   95,175                        *
David S. Blumenthal, MD                 133,078                        *
Gregory D. Cash                         100,000                        *
Abraham E. Cohen                        703,078                        1.21%
D. Michael Deignan (5)                  559,751                        *
Joseph A. Giacalone                     518,694                        *
John C. K. Hui, PhD (4)               1,417,655                        2.43%
Photios T. Paulson                      141,333                        *
Kenneth W. Rind, PhD                    408,078                        *
E. Donald Shapiro                       621,428                        1.07%
Anthony Viscusi                       1,630,000                        2.79%
Forrest R. Whittaker                     68,333                        *
Martin Zeiger                            38,333                        *
Directors and executive officers
  as a group (12 persons)             5,875,187                        9.74%
----------

        *  Less than 1% of the Company's Common Stock

     (1) No officer or director owns more than one percent of the issued and outstanding Common Stock of the Company unless otherwise indicated.

                                       2

     (2) Unless otherwise indicated, ownership represents sole voting and investment power.
     (3) Includes beneficial ownership of the following numbers of shares that may be acquired within 60 days of September 2, 2003 pursuant to stock options awarded under the Company's stock option plans:

       Alexander G. Bearn   95,175 Photios T. Paulson                            133,333
       David S. Blumenthal  59,175 Kenneth W. Rind                                58,078
       Gregory D. Cash     100,000 E. Donald Shapiro                              25,000
       Abraham E. Cohen    438,078 Anthony Viscusi                               515,000
       D. Michael Deignan  533,333 Forrest R. Whittaker                           68,333
       Joseph A. Giacalone 330,833 Martin Zeiger                                  33,333
       John C.K. Hui       628,333 Directors and executive officers as a group 2,484,673

     (4) Includes 789,322 shares that are held in a trust for the benefit of Dr. Hui's child. Dr. Hui and his wife are the trustees of this trust.
     (5)  Excludes  672  shares   indirectly   held  by  Mr.   Deignan  for  his
          grandchildren.

                             ELECTION OF DIRECTORS

     Our certificate of incorporation and by-laws provides for a Board of Directors consisting of not less than three nor more than eleven directors. Our Board of Directors is divided into three classes, as nearly equal in number as possible, whose terms of office expire in successive years. Our Board of Directors consists of eleven directors as set forth below:

       Class I                       Class II               Class III
(To Serve Until the             (To Serve Until the         (To Serve Until the
Annual Meeting of               Annual Meeting of           Annual Meeting of
Stockholders in 2005)           Stockholders in 2003)       Stockholders in 2004)
--------------------------------------------------------------------------------
E. Donald Shapiro (1)(3)       Abraham E. Cohen (5)        Alexander G. Bearn, MD (3)
Anthony Viscusi (1)(2)(3)(4)   John C.K. Hui, PhD          David S. Blumenthal, MD (3)
Martin Zeiger (2)(4)           Photios T. Paulson (1)      Kenneth W. Rind, PhD (1)(4)
                               Forrest R. Whittaker (2)(3) Gregory D. Cash
---------------------

(1) Member of the Executive  Committee;  (2) Member of the Audit Committee;  (3)
Member of the Compensation Committee; (4) Member of the Corporate Governance Committee; and (5) Ex-officio member of all committees

     Messrs. Cohen, Hui, Paulson and Whittaker, current directors in Class II, are to be elected to serve until the 2006 Annual Meeting of Stockholders or until their successors are duly elected and qualified and Mr. Cash, current director in Class III, is to be elected to serve until the 2004 Annual Meeting of Stockholders or until his successor is duly elected and qualified. Shares represented by executed proxies in the form enclosed will be voted, unless otherwise indicated, for the election as directors of the nominees named in Classes II and III unless any such nominee shall be unavailable, in which event such shares will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

     Our Board of Directors held six meetings during our fiscal year ended May 31, 2003. Each director attended or participated in at least 75% of such meetings of the Board of Directors. During the fiscal year ended May 31, 2003, there were

     --   six meetings of the Audit Committee,
     --   three meetings of the Compensation Committee, and
     --   one meeting of the Executive Committee.

     Our Audit Committee is involved in discussions with our independent public accountants with respect to the quarterly and year-end audited financial statements, our internal accounting controls and the professional services furnished by our independent public accountants. Our independent public accountants periodically meet alone with the Audit Committee and have unrestricted  access  to  the  committee.  See  "Audit  Committee  Report."  Our
Compensation Committee recommends executive compensation and the granting of stock options to key employees. See "Compensation Committee Report on Executive Compensation." Our Executive Committee was established to advise the Board of Directors and make recommendations on matters relating to our business and operations. Our Corporate Governance Committee, which was formed in October 2002, is responsible for establishing and maintaining procedures for receiving, investigating and reporting of information and reports concerning alleged violations of our Code of Business Ethics and Standards of Conduct.

Principal Occupations of Directors

     The following is a brief account of the business experience for at least the past five years of our directors:

     Alexander G. Bearn, MD (80 years of age) has been a director since November 1994. Dr. Bearn is a physician, scientist and author who has had distinguished careers in academe and industry. From 1997 through his retirement in 2001, Dr. Bearn was the Executive Officer of the American Philosophical Society. Since 1966, Dr. Bearn has also been an adjunct professor at Rockefeller University. He has also held positions as Chairman of the Department of Medicine of Cornell University Medical College and Senior Vice President of Medical and Scientific Affairs at Merck International. He serves on several boards, including the Board ..of Trustees of Rockefeller University, the Macy Foundation and the Howard Hughes Medical Institute.

     David S. Blumenthal, MD (53) has been a director since June 1994. Dr. Blumenthal has been a practicing cardiologist in the State of New York since
1981 and is a  Clinical  Professor  of  Medicine  at the Weill  Cornell  Medical
College.

     Gregory D. Cash (46) was appointed President, Chief Executive Officer and director on June 30, 2003 after serving as our President and Chief Operating Officer since his employment in October 2002. From April 2001 to October 2002, Mr. Cash served as Corporate Vice President of Datascope Corporation and President of its wholly- owned subsidiary, Intervascular, Inc., a medical device company. From October 1999 to April 2001, he was President and Chief Operating Officer of Eminent Technology Partners, Inc., a regulatory and clinical trial management company. Mr. Cash was Vice President and General Manager, Vascular Therapies, for U.S. Surgical Corporation from 1997 to 1999. He previously spent 5 years with Boston Scientific Corporation, ultimately as Vice President,
Cardiology Sales and Marketing, Europe, prior to which he served 14 years at Medtronic, Inc.

     Abraham E. Cohen (67) has been our Chairman of the Board since June 1994 and a director since June 1993, and is presently an independent consultant. He retired in 1992 as Senior Vice President of Merck & Co., Inc., a position he was elected in 1985. From 1979 to 1989, Mr. Cohen was also President of Merck Sharp & Dohme International, a division of Merck & Co., Inc. Mr. Cohen is a director of the following public companies: Akzo Nobel Nv., Chugai Pharmaceutical Co., Ltd., Neurobiological Technologies, Inc. and Teva Pharmaceutical Industries, Ltd.

     John C.K. Hui, PhD (57), our Chief Technology Officer, has been a director and Senior Vice President since February 1995. Dr. Hui has been an Assistant Professor in the Department of Surgery at the State University of Stony Brook, New York since 1978. He has also been a scientist in the medical department of Brookhaven National Laboratories. Dr. Hui was president of and a principal stockholder in Vasogenics, Inc. at the time of its acquisition by us in January 1995.

     Photios T. Paulson (64) has been a director since April 2000 and served as our Chief Executive Officer from October 2002 through June 2003. Mr. Paulson has been an advisor to the health care industry and was Vice President of bioMerieux N.A. Inc. from 1995 to 2002. Between 1992 and 1995, Mr. Paulson was Chairman of bioMerieux Vitek Inc. Between 1987 and 1990, he was Senior Advisor, Health Care Industry, for Prudential Securities. Mr. Paulson previously held senior positions with Becton Dickinson and Company through 1987. Mr. Paulson is a director of bioMerieux N.A. Inc. and Silliker Group Inc.

     Kenneth W. Rind, PhD (68) has been a director since February 1995. Dr. Rind has been Chairman of Oxford Venture Corporation, an independent venture capital company, since 1981 and in 1998 was a founding General Partner of Israel Infinity Venture Capital Fund. Previously, he was responsible for acquisitions and venture capital investments at Xerox Development Corporation and in charge of technology investment banking at Oppenheimer & Co., Inc. (now CIBC). He is a director of several private companies.

     E. Donald Shapiro (71) has been a director since June 1993, Vice Chairman of the Company since January 2000 and was Dean Emeritus and Professor of The New York Law School through 2002. Mr. Shapiro is formerly the Joseph Solomon Distinguished Professor of Law and is a former Dean of The New York Law School, as well as a Supernumerary Fellow of St. Cross College at Oxford University, England. He has authored numerous books and articles in the field of medicine and law and is a recipient of honors and awards both in the United States and overseas. Mr. Shapiro is a director of the following public companies: Loral Space and Communications, Inc., Kramont Realty Trust and Frequency Electronics, Inc.

     Anthony Viscusi (70) has been a director since June 1994 and was our President and Chief Executive Officer from June 1994 through his retirement in January 2000. Mr. Viscusi was Senior Vice President, Worldwide Marketing for the AgVet division of Merck & Co., Inc. from 1987 to 1993. In 1961, Mr. Viscusi joined the international human health division of Merck, in which he spent most of his career in various general management positions, after having taught at Columbia, Wesleyan and Princeton universities.

     Forrest R. Whittaker (53) has been a director since April 2000. Mr. Whittaker has been President of Teleflex Medical, a division of Teleflex, Inc., since April 2003. Prior thereto, Mr. Whittaker was President of the Respiratory Division of Tyco Healthcare from June 2000 through March 2003. Mr. Whittaker was President and CEO of Paidos Health Management Services, Inc. between 1993 and 2000 and President of Baxter Healthcare Corporation's V. Mueller Division from 1989 through 1993.

     Martin Zeiger (66) has been a director since October 2001. Mr. Zeiger is an independent consultant to the pharmaceutical industry. Mr. Zeiger was Senior Vice President of Strategic Business Development for Barr Laboratories, a drug manufacturer, from 1999 through August 2003. From 1987 through 1999, Mr. Zeiger was Vice President and General Counsel for Rugby Laboratories, which was ultimately acquired by Hoechst in 1995. Mr. Zeiger is a member of the Heritage Board of Directors of the American Heart Association in New York and a founding director of the Larry King Cardiac Foundation.

                                   MANAGEMENT

Our Officers are:
Name                    Age   Position Held With the Company
----                    ---   ------------------------------
Gregory D. Cash          46   President and Chief Executive Officer
John C. K. Hui, PhD      57   Senior Vice President and Chief Technology Officer
Thomas W. Fry            59   Chief Financial Officer

--------------

     Thomas W. Fry (59), has been Chief Financial Officer since September 8, 2003. Mr. Fry served as Vice President, Finance and Administration of BEI Medical Systems Company, Inc. from September, 1997 until December 2002. From October, 1992 until November, 1997, Mr. Fry was Vice President, Finance and Administration of its predecessor company of the same name which merged into BEI Medical Systems Company, Inc. in November 1997. Mr. Fry was employed by Disctronics Ltd. as Corporate Controller from 1989 to 1992, by Cavitron, Inc./CUSA, a medical device, engineering and manufacturing company, as Controller/CFO from 1986 to 1989, and by Cheeseborough-Ponds International as Manager of Profit Planning and Manufacturing Controller from 1979 to 1986. Prior to that time, Mr. Fry was employed by GTE from 1970 to 1979 in various accounting and financial roles, including three years as the Controller of GTE Sylvania in Caracus, Venezuela.

Executive Compensation

     The following table sets forth the annual and long-term compensation of our Chief Executive Officer and each of our most highly compensated officers other than the Chief Executive Officer (the "named executive officers") for the fiscal years ended May 31, 2003, 2002, and 2001.

                           Summary Compensation Table

                                                                       Long Term Compensation
                                                              --------------------------------------
                                     Annual Compensation              Awards                 Payouts
                                -------------------------------------------------------      -------
                                                      Other   Restricted Shares  Covered     Long Term
Name and                                              Annual        Stock       By Option  Incentive Plan     All Other
Principal Position      Year     Salary     Bonus   Compensation    Awards       Grants       Payout        Compensation(5)
------------------      ----     ------     -----   ------------    ------       ------       ------        --------------
Photios T. Paulson (1)  2003    $148,308          -          -        -          215,000        -                    -
CEO

Gregory D. Cash (2)     2003    $131,718          -          -        -          300,000        -               $4,444
President and COO

D. Michael Deignan (3)  2003    $100,000          -   $160,000        -                -        -               $6,628
Former President & CEO  2002    $240,000          -          -        -          200,000        -              $10,626
                        2001    $240,000   $125,000          -        -                -        -               $4,311

John C.K. Hui           2003    $150,000          -          -        -                -        -              $14,136
Senior VP/CTO           2002    $143,333          -          -        -           50,000        -              $14,503
                        2001    $140,000    $37,485          -        -                -        -              $11,815

Joseph A. Giacalone (4) 2003    $140,120          -          -        -                -        -              $11,868
Former CFO/Secretary    2002    $134,287          -          -        -           50,000        -              $11,061
                        2001    $127,355    $34,840          -        -                -        -              $10,107

     (1) The Board of Directors appointed Photios T. Paulson as Chief Executive Officer in October 2002. Mr. Paulson resigned his position as an officer on June 30, 2003 and remains a director and advisor to the Company.
     (2) The Board of Directors appointed Gregory D. Cash as President and Chief Executive Officer in June 2003 after serving as President and Chief Operating Officer since his employment in October 2002.
     (3) The Board of Directors appointed D. Michael Deignan as President and Chief Executive Officer in January 2000. Mr. Deignan's position as an officer and director terminated on October 21, 2002. Mr. Deignan serves as a consultant to the Company.
     (4) Mr. Giacalone resigned as Chief Financial Officer and Secretary on September 8, 2003.
     (5) Represents premiums paid on medical, dental, life and disability group benefit plans, as well as amounts matched in the Company's 401(k) Plan.

Option/SAR Grants in Last Fiscal Year
     The following table sets forth the number of options granted to our named executive officers during the fiscal year ended May 31, 2003.

                                                                        Potential Realizable
                                                                           Value at Assumed
                                                                      Annual Rates of Stock
                                                                         Price Appreciation
                                         Individual Grants                  for Option Term
                        -------------------------------------------------------------------
                        Total Number
                        of Securities   % of Total
                        Underlying      Options/SARs    Exercise
                        Options/SARs    to Employees    Price    Expiration
Name                    Granted (#)     in Fiscal Year  ($/share)   Date        5%         10%
----                    ------------    --------------  --------    ----        --         ---
Photios T. Paulson      65,000 (2)           6%           $.72    10/20/12    $29,432     $74,587
Photios T. Paulson      100,000 (3)          9%           $.91     3/27/13    $57,229    $145,031
Photios T. Paulson      50,000 (4)           4%           $.92     5/27/13    $28,929     $73,312
Gregory D. Cash         300,000 (1)         26%           $.98    10/27/13   $184,895    $468,560

     (1) Represents ten-year, non-qualified stock options under the 1999 Stock Option Plan that vest as follows: 100,000 on the first anniversary of the date of grant and the remaining 200,000 in equal monthly installments thereafter. Such vesting is contingent upon continued employment or service with us.
     (2) Represents ten-year, non-qualified stock options under the 1999 Stock Option Plan that vested immediately upon issuance.
     (3) Represents ten-year, non-qualified stock options under the 1999 Stock Option Plan that vest equally over three years commencing March 28, 2004. Such vesting is contingent upon continued employment or service with us.
     (4) Represents ten-year, non-qualified stock options under the 1999 Stock Option Plan that vest equally over three years commencing May 28, 2004. Such vesting is contingent upon continued employment or service with us.

Aggregated Option/SAR Exercises in Last Fiscal Year and F/Y-End Option Values
     The following table sets forth information for each of the named executive officers with respect to the value of options or warrants exercised during the fiscal year ended May 31, 2003 and the value of outstanding and unexercised options or warrants held as of May 31, 2003, based upon the market value of the common stock of $1.08 per share on that date.

                                                                                   Value of Unexercised
                                                     Number of Options at          In-the-Money Options
                  Shares Acquired       Value           Fiscal Year End            at Fiscal Year End (2)
Name               on Exercise (#)    Realized (1)  Exercisable Unexercisable   Exercisable     Unexercisable
----              ---------------     -----------   ----------- -------------   -----------     -------------
Gregory D. Cash         -                -                 -       300,000             $-          $30,000
John C.K. Hui           -                -            611,667       33,333        $14,350               $-
Joseph A. Giacalone     -                -            314,167       33,333        $14,350               $-
Photios T. Paulson      -                -            116,667      178,333        $23,400          $25,000
D. Michael Deignan      -                -            516,667      333,333             $-               $-

(1) Represents the difference between the closing price of the common stock and the exercise price of the options on the date of exercise multiplied by the number of shares acquired upon exercise. The calculation does not reflect the effects of any income taxes that may be due on the value realized.
(2) Represents the difference between the closing market price of the common stock at May 31, 2003 of $1.08 per share and the exercise price per share multiplied by the number of in-the-money options at May 31, 2003.

Employment Agreements

     We maintain employment agreements with Mr. Cash, expiring October 2004, and with Dr. Hui, expiring January 2005. The employment agreements provide for an annual base salary to Messrs. Cash and Hui of $250,000 and $150,000, respectively. The employment agreements also provide, among other things, that in the event there is a change in our control, as defined therein, or in any person directly or indirectly controlling us, as also defined therein, the employee has the option to terminate his employment agreement. Upon such termination, the employee has the right to receive as a lump-sum payment certain compensation remaining to be paid.

Equity Compensation Plan Information

     The following chart summarizes the options and warrants outstanding and available to be issued at May 31, 2003:

-----------------------------------------------------------------------------------------------------
Plan Category                                 Number of   Weighted-average       Number of securities
                                       securities to be  exercise price of    remaining available for
                                   issued upon exercise        outstanding      future issuance under
                                         of outstanding        options and  equity compensation plans
                                   options and warrants           warrants      (excluding securities
                                                                             reflected in column (a))
                                                    (a)                (b)                        (c)
-----------------------------------------------------------------------------------------------------
Equity compensation plans
approved by security holders                 2,286,253               $1.83                   173,168
-----------------------------------------------------------------------------------------------------
Equity compensation plans not
approved by security holders                 3,904,500               $2.25                 1,265,500
-----------------------------------------------------------------------------------------------------
    Total                                    6,190,753               $2.10                 1,438,668
-----------------------------------------------------------------------------------------------------

Stock Option and Other Plans

     1995 Stock Option Plan

     In May 1995, our stockholders approved the 1995 Stock Option Plan for our officers and employees, for which we reserved an aggregate of 1,500,000 shares of common stock. In December 1997, our Board of Directors terminated the 1995 Stock Option Plan with respect to new option grants. At May 31, 2003, 972,000 options had been granted, of which 571,000 are outstanding under the 1995 Option Plan.

     Outside Director Stock Option Plan

     In May 1995, our stockholders approved an Outside Director Stock Option Plan for our non-employee directors, for which we reserved an aggregate of 300,000 shares of common stock. On June 1, 1997, 1996 and 1995, options to purchase an aggregate of 39,550 shares, 31,675 shares, and 77,418 shares of common stock, respectively, at $1.77, $2.21, and $.78 per share, respectively, were granted to outside directors. In December 1997, our Board of Directors terminated the Outside Director Stock Option Plan with respect to new option grants. At May 31, 2003, 85,059 options are outstanding under the Outside Director Stock Option Plan.

     1997 Stock Option Plan

     In December 1997, our stockholders approved the 1997 Stock Option Plan (the "1997 Plan") for our officers, directors, employees and consultants, for which we have reserved, as amended, an aggregate of 2,800,000 shares of common stock. The 1997 Plan provides that it will be administered by a committee of our Board of Directors and that the committee will have full authority to determine the identity of the recipients of the options and the number of shares subject to each option. Options granted under the 1997 Plan may be either incentive stock options or non-qualified stock options. The option price shall be 100% of the fair market value of the common stock on the date of the grant (or in the case of incentive stock options granted to any individual principal stockholder who owns stock possessing more than 10% of the total combined voting power of all of our voting stock, 110% of such fair market value). The term of any option may be fixed by the committee but in no event shall exceed ten years from the date of grant. Options are exercisable upon payment in full of the exercise price, either in cash or in common stock valued at fair market value on the date of exercise of the option. The term for which options may be granted under the 1997 Plan expires August 6, 2007. At May 31, 2003, 2,838,000 options had been granted (including options previously granted but subsequently canceled), of which 1,630,194 are outstanding under the 1997 Plan.

     1999 Stock Option Plan

     In July 1999, our Board of Directors authorized the 1999 Stock Option Plan (the "1999 Plan") for our officers, directors, employees and consultants, for which we have reserved, as amended, an aggregate of 5,000,000 shares of common stock. The 1999 Plan provides that it will be administered by a committee of our Board of Directors and that the committee will have full authority to determine the identity of the recipients of the options and the number of shares subject to each option. Options granted under the 1999 Plan may be either incentive stock options or non-qualified stock options. The option price shall be 100% of the fair market value of the common stock on the date of the grant (or in the case of incentive stock options granted to any individual principal stockholder who owns stock possessing more than 10% of the total combined voting power of all of our voting stock, 110% of such fair market value). The term of any option may be fixed by the committee but in no event shall exceed ten years from the date of grant. Options are exercisable upon payment in full of the exercise price, either in cash or in common stock valued at fair market value on the date of exercise of the option. The term for which options may be granted under the 1999 Plan expires July 12, 2009. At May 31, 2003, 4,297,100 options had been granted, of which 3,704,500 are outstanding under the 1999 Plan.

     401(k) Plan

     In April 1997, we adopted the Vasomedical, Inc. 401(k) Plan to provide retirement benefits for its employees. As allowed under Section 401(k) of the Internal Revenue Code, the plan provides tax-deferred salary deductions for eligible employees. Employees are eligible to participate in the next quarter enrollment period after employment. Participants may make voluntary contributions to the plan up to 100% of their compensation. In fiscal 2003 and 2002, the Company made discretionary contributions of approximately $35,000 and $20,000, respectively, to match a percentage of employee contributions. No Company contributions were made for the fiscal year ended May 31, 2001. For the year ended May 31, 2003, a total of $3,736 was contributed for all officers as a group.

     Shareholder Rights Plan

     In March 1995, our Board of Directors approved a Shareholder Rights Plan, under which a dividend distribution of one Right for each outstanding share of our common stock is authorized. Each Right will entitle stockholders of record on May 9, 1995 to purchase one-half share of Common Stock at a 50% discount to market price if a person or group acquires 20% or more of our outstanding stock. At present, we are not aware of any such person or group seeking to acquire 20% or more of our outstanding common stock.

Director's  Compensation

     It has been our policy to grant fees of $1,500 per meeting to each outside director who attends a regularly scheduled or special meeting of its Board of Directors. Through November 2002, Messrs. Cohen, Shapiro and Viscusi did not receive per-meeting fees but monthly fees of $2,500. Fees for committee meetings are $1,000 per meeting if the meeting is held on a different day than the Board meeting. In addition, we reimburse out-of-state directors for their cost of travel and lodging to attend such meetings.

     Our compensation structure for outside directors, as revised in October 2001, provides for the issuance of:

-- a one-time grant of 50,000 non-qualified stock options to outside directors issued on the date of their initial appointment to our Board of Directors at the closing price on the issue date and vesting in three equal annual increments commencing on the first anniversary of the grant and contingent upon their continued service on our Board; and

-- an automatic annual grant of 25,000 non-qualified stock options to outside directors issued on the date of our Annual Meeting of Stockholders at the closing price on the issue date and vesting in three equal annual increments commencing on the first anniversary of the grant and contingent upon their continued service on our Board.

Limitation on Liability of Officers and Directors

     We have entered into indemnification agreements with each of our current officers and directors pursuant to which we have agreed, among other things, to indemnify these officers and directors to the fullest extent permitted by Delaware law.

Compensation Committee Interlocks and Insider Participation

     During fiscal 2003, our Compensation Committee consisted of Messrs. Bearn, Blumenthal, Paulson (only until his appointment as Chief Executive Officer in October, 2002), Shapiro, Viscusi, and Whittaker. None of these persons were our officers or employees during fiscal 2003 or, except as otherwise disclosed, had any relationship requiring disclosure in this Proxy Statement.

In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the caption "Compensation Committee Report on Executive Compensation" will not be deemed to be filed or to be proxy-soliciting material or incorporated by reference in any prior or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation of our executive officers is generally determined by the Compensation Committee of our Board of Directors, subject to applicable employment agreements. Each member of the Compensation Committee is a director who is not our employee or an employee of any of our affiliates. The following report with respect to certain compensation paid or awarded to our executive officers during fiscal 2003 is furnished by the directors who comprised the Compensation Committee during fiscal 2003.

General Policies

     Our compensation programs are intended to enable us to attract, motivate, reward and retain the management talent required to achieve corporate objectives and thereby increase shareholder value. It is our policy to provide incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of our business. To attain these objectives, our executive compensation program includes a competitive base salary, cash incentive bonuses and stock-based compensation.

     Stock options are granted to employees, including our executive officers, by the Compensation Committee under our 1999 Stock Option Plan. The Committee believes that stock options provide an incentive that focuses the executive's attention on managing us from the perspective of an owner with an equity stake in the business. Options are awarded with an exercise price equal to the market value of common stock on the date of grant, have a maximum term of ten years and generally become exercisable, in whole or in part, starting one year from the date of grant. Among our executive officers, the number of shares subject to options granted to each individual generally depends upon the level of that officer's responsibility. The largest grants are awarded to the most senior officers who, in the view of the Compensation Committee, have the greatest potential impact on our profitability and growth. Previous grants of stock options are reviewed but are not considered the most important factor in determining the size of any executive's stock option award in a particular year.

     From time to time, the Compensation Committee intends to utilize the services of independent consultants to perform analyses and to make recommendations to the Committee relative to executive compensation matters. No compensation consultant has so far been retained.

Relationship of Compensation to Performance and Compensation of Chief Executive Officer

     The Compensation Committee annually establishes, subject to the approval of the Board of Directors and any applicable employment agreements, the salaries that will be paid to our executive officers during the coming year. In setting salaries, the Compensation Committee takes into account several factors, including competitive compensation data, the extent to which an individual may participate in the stock plans maintained by us, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities, and job performance.

     The Compensation Committee did not make any determination on executive compensation to Mr. Deignan for fiscal 2003 since he was covered by a prior employment agreement. However, in October 2002, Mr. Deignan's position as an officer and director of the Company terminated. In accordance with the terms of his employment agreement, Mr. Deignan receives his monthly base salary through October 2003. In addition, Mr. Deignan received a consulting agreement, expiring December 31, 2003, for which he receives monthly compensation of approximately $2,850.

     On October 21, 2002, the Board of Directors appointed Photios T. Paulson, a director, to the position of Chief Executive Officer. During Mr. Paulson's tenure through his resignation on June 30, 2003, the Compensation Committee authorized a base annual salary of $240,000 and, in fiscal 2003, awarded Mr. Paulson options under our 1999 Stock Option Plan to purchase an aggregate of 215,000 shares of common stock at prices ranging from $.72 to $.98 per share. Of the options awarded, 65,000 options vested immediately upon issuance while the balance vest in three equal annual installments commencing on the first anniversary date of the issuance. The Compensation Committee determined that the compensation payable to Mr. Paulson was appropriate in light of his contributions to the Company.

     Upon Mr. Paulson's resignation on June 30, 2003 as an officer of the Company, the Board of Directors appointed Mr. Gregory D. Cash to the position of President and Chief Executive Officer. Mr. Cash previously held the position of President and Chief Operating Officer since his employment in October 2002.

        Our Compensation Committee:
Alexander G. Bearn      David S. Blumenthal     E. Donald Shapiro, Chairman
Anthony Viscusi         Forrest R. Whittaker

                             AUDIT COMMITTEE REPORT

     The Board of Directors has appointed an Audit Committee consisting of three non-employee directors. The current members of the Audit Committee satisfy the independence requirements and other established criteria by the Nasdaq Stock Market, Inc. and the Securities and Exchange Commission.

     As required by its written charter, which sets forth its responsibilities and duties, the Audit Committee has reviewed and discussed with the Company's independent public accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended.

     The Audit Committee has also received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the independent public accountants their independence.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended May 31, 2003 for filing with the Securities and Exchange Commission.

     Fees related to services performed by Grant Thornton LLP in fiscal 2003 are as follows:

        Audit and Accounting Fees                                       $183,130
        Financial Information System Design and Implementation                 -
        All Other Fees                                                    87,848
                                                                        --------
                   Total                                                $270,978
                                                                        ========


     The Audit Committee has considered whether the performance of the above services other than audit services is compatible with maintaining Grant Thornton LLP's independence and concluded that it is.

        Our Audit Committee:
               Forrest R. Whittaker, Chairman
               Anthony Viscusi
               Martin Zeiger


          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission
(the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD"). These Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and the NASD. Based solely upon our review of the copies of the forms it has received, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal 2003.

                               PERFORMANCE GRAPH

     The following graph sets forth the cumulative total return* to the Company's stockholders during the five-year period ended May 31, 2003 as well as an overall stock market index (NASDAQ Stock Market Index) and the Company's peer group index (S&P Health Care Equipment):


                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
         AMONG VASOMEDICAL, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE S & P HEALTH CARE EQUIPMENT INDEX


                                                 Cumulative Total Return *
                                        5/98    5/99    5/00    5/01    5/02    5/03
                                       ----------------------------------------------
VASOMEDICAL, INC.                      100.00   82.00  256.00  252.16  113.92   69.12
NASDAQ STOCK MARKET (U.S.)             100.00  141.04  193.32  120.24   92.53   91.95
S & P HEALTH CARE EQUIPMENT            100.00  123.89  138.20  136.11  147.89  153.48

* $100 invested on 5/31/98 in stock or index-including reinvestment of dividends. Fiscal year ending May 31.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors recommends that the stockholders approve the appointment of Grant Thornton LLP as our independent public accountants to examine our financial statements for the fiscal year ending May 31, 2004. Grant Thornton LLP acted as our independent public accountants for the fiscal years ended May 31, 1992 through May 31, 2003 and has been selected by the Board of Directors to continue to act as our independent public accountants for our 2004 fiscal year.

     A representative of Grant Thornton LLP plans to be present at the Annual Meeting with the opportunity to make a statement, if he desires to do so, and will be available to respond to appropriate questions.

              FINANCIAL STATEMENTS AND INCORPORATION BY REFERENCE

     A copy of our Annual Report to Stockholders for the fiscal year ended May 31, 2003 has been provided to all stockholders as of the Record Date. Stockholders are referred to the report for financial and other information about us, but such report, is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

                           MISCELLANEOUS INFORMATION

     As of the date of this Proxy Statement, the Board of Directors does not know of any business other than that specified above to come before the meeting, but, if any other business does lawfully come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto in accordance with their judgment.

     We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain of our officers and regular employees may solicit proxies by telephone, telegraph or personal interview. We may also request brokerage houses and other custodians and nominees and fiduciaries, to forward soliciting material to the beneficial owners of stock held of record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting material to such beneficial owners.

     Proposals of stockholders intended to be presented at the 2004 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office not later than May 14, 2004 to be included in the proxy statement for that meeting.

     In addition, in order for a stockholder proposal to be presented at our meeting without it being included in our proxy materials, notice of such proposal must be delivered to the Secretary of the company at our principal offices no later than August 8, 2004. If notice of any stockholder proposal is received after August 8, 2004, then the notice will be considered untimely and we are not required to present such proposal at the 2004 Annual Meeting. If the Board of Directors chooses to present a proposal submitted after August 8, 2004 at the 2004 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2004 Annual Meeting may exercise discretionary voting power with respect to such proposal.

                        By Order of the Board of Directors,

                                    GREGORY D. CASH
                        Chief Executive Officer and President

Dated:  September 22, 2003
        Westbury, New York

VASOMEDICAL, INC.

                    The undersigned hereby appoints Anthony Viscusi and Martin Zeiger, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in VASOMEDICAL, INC., a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held on October 30, 2003 and any adjournments thereof.

The Board of Directors recommends a vote FOR the following proposals:

1.   Election of the following nominees, as set forth in the proxy statement:

Abraham E. Cohen        Gregory D. Cash         John C.K. Hui
Photios T. Paulson      Forrest R. Whittaker


[   ]  FOR all nominees listed above            [   ] WITHHOLD authority to vote

     (Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided below)

----------------------------------------------------

2. To ratify the appointment by the Board of Directors of Grant Thornton LLP as the Company's independent certified public accountants for fiscal 2004.

                 [   ] FOR      [   ] AGAINST       [   ] ABSTAIN

3. Upon such other business as may properly come before the meeting or any adjournment thereof.

                  (Continued and to be signed on reverse side)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. STOCKHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE HEREOF.

Dated:  _____________, 2003

                    ------------------------------------------------------[L.S.]

                    ------------------------------------------------------[L.S.]

                    (Note: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)


        PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE